                                 WORK ASSIGNMENT

       This Work Assignment (this "WORK ASSIGNMENT" or "ASSIGNMENT") is made this 30th day of December, 2005, by and between Security Benefit Life Insurance Company, a Kansas stock insurance company ("ADMINISTRATOR"), Security Distributors, Inc., a Kansas corporation ("SDI"), and Allmerica Financial Life and Annuity Company, a Massachusetts stock insurance company ("CLIENT").

                                   WITNESSETH:

       WHEREAS, ADMINISTRATOR, SDI and The Goldman Sachs Group, Inc., a Delaware corporation ("GS GROUP") are party to that certain Third Party Administrator Agreement by and among them dated August 22, 2005 (the "MASTER AGREEMENT"), setting forth general terms and conditions for Work Assignments for CLIENTS (as defined therein), subject to such different and additional terms and conditions as may be set forth in such Work Assignments;

       WHEREAS, CLIENT has become an Affiliate, as defined in the Master Agreement, of GS GROUP by virtue of the acquisition on December 30, 2005 by GS GROUP of CLIENT from THE HANOVER INSURANCE GROUP, INC. (formerly Allmerica Financial Corporation) ("AFC") and desires to engage ADMINISTRATOR and SDI to perform the Transition Services, Administration Services, and Brokerage Services (as hereinafter delineated) for it with respect to the Contracts (as hereinafter described) on the terms and conditions hereof, as supplemented by the general terms and conditions of the Master Agreement;

       WHEREAS, pursuant to a Transition Planning Agreement dated September
8, 2005 (the "TRANSITION PLANNING AGREEMENT") among ADMINISTRATOR, SDI and GS GROUP, ADMINISTRATOR has delivered to GS GROUP a Transition Plan (as defined in the Transition Planning Agreement), a copy of which is attached hereto as
EXHIBIT 1, relating to the requirements for transitioning the administration of the Contracts to ADMINISTRATOR and SDI following the completion of the acquisition of CLIENT by GS GROUP; and

       WHEREAS, pursuant to an Interim Transition Services Agreement dated December 5, 2005 (the "INTERIM TRANSITION SERVICES AGREEMENT") among ADMINISTRATOR, SDI, GS GROUP, AFC, CLIENT, and First Allmerica Financial Life Insurance Company ("FAFLIC"), ADMINISTRATOR and SDI commenced to furnish and have furnished the initial Transition Services as contemplated thereby;

       WHEREAS, ADMINISTRATOR and SDI desire to provide such Transition Services, Administration Services, and Brokerage Services to CLIENT with respect to the Contracts on the terms and conditions hereof, as supplemented by the general terms and conditions of the Master Agreement;

       NOW THEREFORE, for and in consideration of the foregoing premises and the mutual undertakings, agreements and covenants set forth herein and in the Master Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

 I.    DEFINITIONS

       Capitalized terms used but not defined in this Assignment shall have the meanings assigned to them in the Master Agreement.

 II.   SCOPE OF ASSIGNMENT

       A.     CONTRACTS

              The Contracts are annuity contracts and variable universal life insurance policies insured, coinsured, or reinsured by CLIENT. All are currently administered by CLIENT. SCHEDULE A contains a substantially complete list of the Contracts covered hereby. The Parties all acknowledge that the number of each type of Contract, being as of a date in the past (January 2004), is approximate.

       B.     TERMINATED CONTRACTS, LAPSES AND REINSTATEMENTS

              Unless otherwise agreed by ADMINISTRATOR and CLIENT in writing, if the transition for a Product (see THIRD COLUMN in SCHEDULE A) occurs on or before June 30th of a calendar year, only Contracts of such Product-type that are active or were terminated during such calendar year or the preceding calendar year shall be transitioned (I.E., shall be "CONTRACTS"). If the transition for a Product occurs on or after July 1st of a calendar year, only Contracts of such Product-type that are active or were terminated during such calendar year shall be transitioned (I.E., shall be "CONTRACTS"). Lapsed Contracts shall be transitioned (I,E., shall be "CONTRACTS") if but only if within the period allowed for reinstatement.

              Unless otherwise agreed by ADMINISTRATOR and CLIENT in writing, Point-in Time shall be as of December 31, 2004.

 III.  THE SERVICES

       A.     TRANSITION SERVICES

              ADMINISTRATOR and SDI shall implement, in conjunction with CLIENT, AFC, and FAFLIC, the Transition Plan. ADMINISTRATOR and SDI shall provide overall management and leadership with respect to the implementation of the Transition Plan. SCHEDULE B describes with more particularity the components of the transition services to be furnished by ADMINISTRATOR and SDI the "TRANSITION SERVICES").

       B.     ADMINISTRATION SERVICES

              SCHEDULE C sets forth the Services relating to the Contracts to be provided hereunder on an ongoing basis (the "ADMINISTRATION SERVICES"). ADMINISTRATOR shall maintain policies and procedures in respect of its provision of the Administration Services.

 IV.   BROKERAGE SERVICES

              SDI shall perform the brokerage services set forth on SCHEDULE D (the "BROKERAGE SERVICES") with respect to administration of the Contracts following transition of the Contracts to ADMINISTRATOR and SDI. SDI shall maintain policies and procedures in respect of its provision of the Brokerage Services.

 V.    SCHEDULE

              ADMINISTRATOR and SDI shall continue, from and after the date hereof, to perform the Transition Services as contemplated in the Transition Plan. ADMINISTRATOR and SDI shall use diligent efforts to complete the Transition Services within 12 months following the date hereof. In the event that Transition Services are not completed within such period, CLIENT shall be entitled to a rebate of the fees due for such Services in the amount of $100,000 for every full calendar month of lateness; provided that no such rebate shall be due in respect of any calendar month of lateness to the extent that such lateness is not caused by or the fault of ADMINISTRATOR or SDI.

 VI.   STAFFING

              ADMINISTRATOR, SDI and CLIENT shall each devote, or cause to be devoted in the case of third party staff (including AFC and FAFLIC as applicable), Qualified business and technical staff as is reasonably necessary to complete the transition of the administration of the Contracts as contemplated herein (as supplemented by the Master Agreement) to ADMINISTRATOR and SDI.

              During each Conversion Track (see Schedule B, Item 2), CLIENT shall provide experienced and knowledgeable resources (including those of AFC and FAFLIC as applicable) capable of supplying the following to assist ADMINISTRATOR and SDI perform their Transition Service responsibilities:

                     - provide resources capable of validating product specifications and setup;

                     - provide information technology resources capable of identifying sources of data and providing the required data in electronic media format;

                     - provide experienced resources capable of operating and maintaining the current CLIENT, AFC, and FAFLIC software policy administration systems;

                     - provide actuarial resources capable of testing and certifying values being generated by the ADMINISTRATOR and SDI system; and

                     - provide data in electronic media format to assist with the automated financial reconciliation process.

              The staffing required of each party will be addressed in more detail by the parties as the transition process proceeds. In any event, each party recognizes that circumstance unforeseen in connection with the development of the Transition Plan may require it to devote additional or fewer staff than anticipated.

 VII.  ACCESS

              ADMINISTRATOR and SDI anticipate the need to perform at least certain Transition Services on site at CLIENT's, AFC's, and/or FAFLIC's facilities and to have reasonable access to appropriate space thereat and to the equipment and systems utilized by CLIENT, AFC, and/or FAFLIC to administer the Contracts as well as the personnel of CLIENT, AFC, and/or FAFLIC (or their contractors) who perform such services with respect to the Contracts, free of rent or other charges. CLIENT accordingly agrees to provide such access and to cause AFC and FAFLIC to provide ADMINISTRATOR and SDI access to appropriate space at CLIENT's, AFC's, and FAFLIC's facilities and to their respective equipment, systems and personnel (including contract personnel), during their normal business hours (rent and otherwise charge free) as reasonably needed by ADMINISTRATOR and SDI to perform the Transition Services, including arranging or procuring for the benefit of ADMINISTRATOR and/or SDI, at CLIENT's expense, for ADMINISTRATOR and/or SDI to have the right to access and use third party software utilized by CLIENT, AFC, and/or FAFLIC with respect to administration of the Contracts as reasonably necessary for ADMINISTRATOR and SDI to perform the Transition Services; provided that such access to third party software need not include source code access in violation of CLIENT's, AFC's, or FAFLIC's existing license agreements.

 VII.  SERVICE LEVEL AGREEMENTS

              The Service Level Agreements governing performance of the Services hereunder, and standards for "significant and chronic" performance failures, are set forth in SCHEDULE E.

 IX.   FEES FOR SERVICES

       A.     TRANSITION SERVICE FEES

              1.     BASE FEE.

              $4,905,000, comprising the amounts set forth below in this Part
              IX. A.1:

              ADMINISTRATOR may and shall invoice for such fees at or about (but not before) the following times in the following amounts:

                     Monthly (for nine months)          $ 350,000

                     Completion of VA I Transition      $ 500,000

                     Completion of VA II Transition     $ 750,000

                     Completion of VUL Transition       $ 505,000

              Monthly invoices will be sent at or about the beginning of the months to which they relate. Payment of monthly invoices is due within 30 days of receipt of the invoice. Payment of invoices for other amounts listed above is due within 15 days of CLIENT's receipt of the invoice. Amounts not paid when due shall be subject to a late charge of one and one half percent (1.5%) per month or the applicable legal maximum rate of interest, whichever is less.

              2.     POTENTIAL BONUS.

              ADMINISTRATOR shall be entitled to a bonus of $515,000 in the event that it has satisfactorily completed all three Conversion Tracks within 9 months from the date hereof, subject to reduction pursuant to
       Part IX. A.4.

              3.     DELAYS.

              If completion of one or more Conversion Tracks requires a tenth month of Transition Services, ADMINISTRATOR shall be permitted to invoice up to $350,000 for such additional month of Transition Services.

              If completion of one or more Conversion Tracks requires an eleventh month of Transition Services, ADMINSTRATOR shall be permitted to invoice up to $165,000 for such additional month of Transition Services.

              4.     COST OVERRUNS.

              If following completion of all Conversion Tracks ADMINISTRATOR's and SDI's total Transition Service costs exceed $4,905,000, ADMINISTRATOR may invoice CLIENT for such excess costs, which invoice shall include a reasonably detailed explanation of such excess costs, and CLIENT shall be obligated to pay to ADMINISTRATOR, up to a maximum of $515,000 in respect thereof, less any amounts invoiced by ADMINISTRATOR pursuant to Part IX.A.3 of this Work Agreement, just above; provided that amounts invoiced for cost overruns for which ADMINISTRATOR invoices CLIENT pursuant to this Part IX.A.4 shall reduce dollar for dollar the amount of the potential bonus payable pursuant to Part IX.A.2 of this Work Assignment, above.

              If ADMINISTRATOR's and SDI's Transition Service costs substantially exceed $5,420,000 as a result of occurrences or events not caused by ADMINISTRATOR or SDI, such that the economic benefits of this Work Assignment, taken as a whole over its entire initial term, to ADMINISTRATOR and SDI are materially adversely affected, then CLIENT agrees to discuss with ADMINISTRATOR in good faith an equitable adjustment of the amount of such excess costs each of them should bear.

       B.     FOR CONTRACT ADMINISTRATION GENERALLY

              Subject to adjustment pursuant to 1, 2, and 3 below, and Section 3.12(e) of the Master Agreement regarding volume discounts, the fees for the Services in respect of the Contracts shall be as set forth on SCHEDULE F. Such fees shall be due and payable in respect of a Contract based on the status of such Contract, active vs. lapsed, terminated or otherwise not-in-force, as of the beginning of a calendar month; PROVIDED THAT if a Contract is transitioned to ADMINISTRATOR and SDI for servicing during a calendar month, the fees in respect of such Contract shall be based on the status of the Contract when transitioned and shall be prorated based on the number of Business Days remaining in the month relative to the total number of Business Days in such month; and further provided that such fees shall be similarly prorated for the last calendar month of the Assignment if such last calendar month is a partial month. The fee for lapsed, terminated or otherwise not-in-force Contracts shall be chargeable unless and until the Contract has been purged from ADMINISTRATOR's systems.

              1.     CPI ADJUSTMENT

              The foregoing fees and rates are subject to a CPI adjustment in accordance with Section 8.6 of the Master Agreement.

              2.     MINIMUM MONTHLY CHARGES

              Notwithstanding the foregoing provisions of this clause B, the provisions of clause C below, and Section 3.12(e) of the Master Agreement regarding volume discounts, the minimum monthly fees for the Services shall be $125,000, plus any charges due pursuant to clause C. below, less any credits.

              3.     PERFORMANCE CREDITS

              In addition to all other credits to which CLIENT shall be entitled pursuant to this Assignment, should ADMINISTRATOR or SDI fail to have satisfied the Service Level Agreements set forth herein above, for a calendar month, and upon receipt of notice fail to correct its performance the following calendar month in respect of the same performance standard(s) against which it failed in respect of the preceding calendar month, CLIENT shall be entitled to a credit in the amount of two and one half percent (2.5%) of the fees otherwise due for such third month.

              4.     OUT-OF-POCKET AND PASS-THROUGH COSTS

              CLIENT shall reimburse certain out-of-pocket and pass-through costs of the type set forth below:

              1.     postage and express mail charges;
              2.     sales and use taxes on services provided;
              3. onsite and offsite paper file records storage and retrieval costs;
              4.     printing and mailing of quarterly and annual statements;
              5. stationary, paper, envelopes and related supplies used in mailings to Insureds;
              6.     broker communication charges;
              7. costs for regulatory mailings (such as fund reports, prospectuses, proxies, privacy notices, TPA notices, etc.);
              8.     underwriting and claims investigation charges;
              9. proxy tabulation costs in respect of voting by Contract holders; and
              10. other costs expressly identified in this Assignment (or the Agreement) as out-of-pocket or pass-through costs.

       C.     STANDARD RATES

              The hourly charges for any services of internal personnel of ADMINISTRATOR and/or SDI reasonably incurred by ADMINISTRATOR and/or SDI that are specific and unique to servicing CLIENT shall be as set forth on SCHEDULE G. No such services will be incurred without prior written approval by CLIENT. All such work will be performed by such persons for ADMINISTRATOR and SDI, not CLIENT, but at CLIENT's expense.

       D.     FEES FOR BROKERAGE SERVICES

              The fees payable by CLIENT to SDI for SDI's performance of the Brokerage Services are included in the fees payable for the Services. No additional sums shall be due and payable by CLIENT to SDI; ADMINISTRATOR will pay over to SDI the fees due SDI for performance of the Brokerage Services from the fees paid to ADMINISTRATOR pursuant to this Part VIII.

 X.    TERM AND TERMINATION

       A.     TERM

              This Work Assignment shall have an initial term of ten (10) years commencing on the date first written above.

       B.     TERMINATION CHARGE

              The Termination Charge shall be the amount of the minimum monthly Service Fees, as set forth in B.2, above, times the number of months remaining until the term of the Work Assignment, as set forth just above, was initially scheduled to expire. Partial months shall be pro-rated based on the ratio of total number of Business Days remaining in such month to the total number of Business Days in such month.

 XI.   NOTICES TO CLIENT

       Notices to CLIENT shall be sent to CLIENT at:

       Allmerica Financial Life and Annuity Company
       c/o The Goldman Sachs Group, Inc.
       85 Broad Street
       New York, NY 10004
       Attn: Reinsurance Group

              IN WITNESS WHEREOF, the parties executed this Assignment on the date first set forth above.


SECURITY BENEFIT LIFE                                SECURITY DISTRIBUTORS, INC.
INSURANCE COMPANY                                    One Security Benefit Place
One Security Benefit Place                           Topeka, Kansas 66636-0001
Topeka, Kansas 66636-0001


By: /s/ James R. Schmank                             By: /s/ Frank D. Memmo
   -------------------------                            ------------------------
          [signature]                                         [signature]

Name: James R. Schmank                               Name: Frank D. Memmo


Title: Vice President                                Title: Vice President


ALLMERICA FINANCIAL LIFE AND ANNUITY COMPANY
c/o The Goldman Sachs Group, Inc.
85 Broad Street
New York, NY 10004


By: /s/ Nicholas von Moltke
   -------------------------
          [signature]


Name:   Nicholas von Moltke
     ------------------------
           [printed]

Title: Chief Operating Officer and Vice President
      -------------------------------------------

                                   SCHEDULE A
                                    CONTRACTS

                    PLAN                                                                    #                             CONV.
PLATFORM            CODE                             PRODUCT                            CONTRACTS       TYPE             METHOD
Beacon             137112                    Allmerica Premier Choice                      358           AAI         Full History
Beacon             137512                  Allmerica Premier Choice EDB                    73            AAI         Full History
Beacon             338510                   Delaware Golden Medallion                     1588           AAI         Full History
Beacon             437513                    Allmerica Select Acclaim                     4009           AAI         Full History
Beacon             437514                  Allmerica Select Option - L                     10            AAI         Full History
Beacon             438510                    Allmerica Select Reward                      15429          AAI         Full History
Beacon             538510                      Pioneer Xtra Vision                        4012           AAI         Full History
Beacon             637113                   Scudder Gateway Incentive                      182           AAI         Full History
Beacon             637513                 Scudder Gateway Incentive EDB                    259           AAI         Full History
Beacon             638510                      Scudder Gateway Plus                       18496          AAI         Full History
Beacon             837511                   Allmerica Value Generation                      1            AAI         Full History
Beacon             937511                  Directed Advisory Solutions                     14            AAI         Full History
 CORE               127VD                           Advantage                               1            VUL         Point in Time
 CORE               2SIAS                  Estate Optimizer-2nd-to-die                     41            VUL         Point in Time
 CORE               1SLAS                  Estate Optimizer-single life                    28            VUL         Point in Time
 CORE               2SLAS                  Estate Optimizer-single life                    280           VUL         Point in Time
 CORE               3SLAS              Estate Optimizer-single life unisex                  2            VUL         Point in Time
 CORE               4SLAS              Estate Optimizer-single life unisex                 25            VUL         Point in Time
 CORE               2GUFX                            Flexcon                                4            VUL         Point in Time
 CORE               1GVFX                           Group VEL                              21            VUL         Point in Time
 CORE               2GVFX                           Group VEL                              773           VUL         Point in Time
 CORE               056VD                          Inheiritage                              2            VUL         Point in Time
 CORE               057VD                          Inheiritage                              7            VUL         Point in Time
 CORE               105CM                        Mass Mutual VUL                           178           VUL         Point in Time
 CORE               106CM                        Mass Mutual VUL                           873           VUL         Point in Time
 CORE               107CM                        Mass Mutual VUL                            1            VUL         Point in Time
 CORE               108CM                        Mass Mutual VUL                           13            VUL         Point in Time
 CORE               046VD                       Select Inheiritage                         29            VUL         Point in Time
 CORE               047VD                       Select Inheiritage                         340           VUL         Point in Time
 CORE               131VD                          Select Life                             825           VUL         Point in Time
 CORE               132VD                          Select Life                            4671           VUL         Point in Time
 CORE               133VD                          Select Life                             16            VUL         Point in Time
 CORE               134VD                          Select Life                             139           VUL         Point in Time
 CORE               1SISS                     Select SPL-2nd-to-die                         4            VUL         Point in Time
 CORE               2SISS                     Select SPL-2nd-to-die                        104           VUL         Point in Time
 CORE               1SLSS                     Select SPL-single life                       68            VUL         Point in Time
 CORE               2SLSS                     Select SPL-single life                      1219           VUL         Point in Time
 CORE               3SLSS                 Select SPL-single life unisex                     1            VUL         Point in Time
 CORE               4SLSS                 Select SPL-single life unisex                    20            VUL         Point in Time
 CORE               1SITS                  Transamerica SPL-2nd-to-die                      1            VUL         Point in Time
 CORE               2SITS                  Transamerica SPL-2nd-to-die                     15            VUL         Point in Time
 CORE               1SLTS                 Transamerica SPL-Single life                     29            VUL         Point in Time

   CORE             2SLTS                   Transamerica SPL-single life                    383           VUL         Point in Time
   CORE             3SLTS                   Transamerica SPL-single life                     1            VUL         Point in Time
   CORE             4SLTS                   Transamerica SPL-single life                    17            VUL         Point in Time
   CORE             105TA                         Transamerica VEL                          441           VUL         Point in Time
   CORE             106TA                         Transamerica VEL                         1649           VUL         Point in Time
   CORE             108TA                         Transamerica VEL                           1            VUL         Point in Time
   CORE             046VD                       Variable Inheiritage                        128           VUL         Point in Time
   CORE             047VD                       Variable Inheiritage                       1587           VUL         Point in Time
   CORE             105VD                              VEL 87                               439           VUL         Point in Time
   CORE             106VD                              VEL 87                              3825           VUL         Point in Time
   CORE             107VD                          VEL 87 Unisex                            23            VUL         Point in Time
   CORE             108VD                          VEL 87 Unisex                            175           VUL         Point in Time
   CORE             105VX                              VEL 91                               599           VUL         Point in Time
   CORE             106VX                              VEL 91                              4627           VUL         Point in Time
   CORE             107VX                          VEL 91 Unisex                            43            VUL         Point in Time
   CORE             108VX                          VEL 91 Unisex                            304           VUL         Point in Time
   CORE             105VY                              VEL 93                              3469           VUL         Point in Time
   CORE             105VZ                              VEL 93                               56            VUL         Point in Time
   CORE             106VY                              VEL 93                              23436          VUL         Point in Time
   CORE             106VZ                              VEL 93                               440           VUL         Point in Time
   CORE             107VY                          VEL 93 Unisex                            242           VUL         Point in Time
   CORE             108VY                          VEL 93 Unisex                           1833           VUL         Point in Time
   CORE             108VZ                          VEL 93 Unisex                            13            VUL         Point in Time
   CORE             137VD                         VEL PG/VEL Plus                           208           VUL         Point in Time
   CORE             138VD                         VEL PG/VEL Plus                          1874           VUL         Point in Time
Lifeforce           115E1                        Allmerica VUL 2001                         83            VUL         Full History
Lifeforce           115E3                    Allmerica Select Life Plus                     54            VUL         Full History
Lifeforce           115IM                      Allmerica VUL 2001IMO                         6            VUL         Full History
Lifeforce           115SP                   Allmerica SPL II-single life                     1            VUL         Full History
Lifeforce           116CL                         Canada Life VUL                            1            VUL         Full History
Lifeforce           116E1                        Allmerica VUL 2001                         588           VUL         Full History
Lifeforce           116E2                           CPA VEL 2001                             3            VUL         Full History
Lifeforce           116E3                    Allmerica Select Life Plus                     401           VUL         Full History
Lifeforce           116FI                         First Union VUL                            3            VUL         Full History
Lifeforce           116IM                      Allmerica VUL 2001 IMO                       48            VUL         Full History
Lifeforce           116SD                   Allmerica SPL II-2nd-to-die                      1            VUL         Full History
Lifeforce           116SP                   Allmerica SPL II-single life                    25            VUL         Full History
Lifeforce           116SV                  Allmerica Select Survivorship                    66            VUL         Full History
Lifeforce           117E1                        Allmerica VUL 2001                         17            VUL         Full History
Lifeforce           117E3                    Allmerica Select Life Plus                      3            VUL         Full History
Lifeforce           118E1                        Allmerica VUL 2001                         111           VUL         Full History
Lifeforce           118E3                    Allmerica Select Life Plus                     26            VUL         Full History
Lifeforce           118IM                      Allmerica VUL 2001 IMO                        1            VUL         Full History
Lifeforce           120SV                  Allmerica Select Survivorship                     6            VUL         Full History
 Vantage           121110                      67 series single pay                          3           AA II        Point in Time
 Vantage           122110                      69 series single pay                         25           AA II        Point in Time
 Vantage           123110                      75 series single pay                          1           AA II        Point in Time
 Vantage           124210           Single Variable Individual Annuity (80-92)             357           AA II        Point in Time

Vantage           124220                       Single Pay Fixed BN                         93           AA II        Point in Time
Vantage           124310                     Colonial AVA single pay                       13           AA II        Point in Time
Vantage           125220                          Exec-Annuity I                           182          AA II        Point in Time
Vantage           126220                         Exec-Annuity II                           279          AA II        Point in Time
Vantage           131110           Flexible Variable Individual Annuity (67-75)             4           AA II        Point in Time
Vantage           132110               Flexible Variable Individual Annuity                45           AA II        Point in Time
Vantage           133210           Elective Variable Individual Annuity (75-80)            287          AA II        Point in Time
Vantage           133220            Elective Fixed Individual Annuity (75-79)              200          AA II        Point in Time
Vantage           134210           Elective Variable Individual Annuity (80-96)           6615          AA II        Point in Time
Vantage           134220            Elective Fixed Individual Annuity (79-95)             2424          AA II        Point in Time
Vantage           134420            Elective Fixed Individual Annuity (84-92)               7           AA II        Point in Time
Vantage           137210                   Exec Annuity Plus 91 Annuity                   17120         AA II        Point in Time
Vantage           137310                   Exec Annuity Plus 93 Annuity                   14835         AA II        Point in Time
Vantage           137410                   Allmerica Advantage Annuity                    55144         AA II        Point in Time
Vantage           141110          Stipulated Variable Individual Annuity (67-75)            1           AA II        Point in Time
Vantage           231110                       Group Flexible Pay1                          4           AA II        Point in Time
Vantage           231210                       Group Flexible Pay2                          8           AA II        Point in Time
Vantage           337210                  Delaware Medallion 92 Annuity                   1099          AA II        Point in Time
Vantage           337310                  Delaware Medallion 94 Annuity                   1164          AA II        Point in Time
Vantage           337410                  Delaware Medallion III Annuity                  9431          AA II        Point in Time
Vantage           437210                    Allmerica Select Resource                     5161          AA II        Point in Time
Vantage           437410                   Allmerica Select Resource II                   21959         AA II        Point in Time
Vantage           437412                     Allmerica Select Charter                     1136          AA II        Point in Time
Vantage           537310                      Pioneer Vison Annuity                        881          AA II        Point in Time
Vantage           537410                     Pioneer Vison 2 Annuity                      10885         AA II        Point in Time
Vantage           537412                         Pioneer C-Vision                          118          AA II        Point in Time
Vantage           637410                      Scudder Ellte Annuity                       19496         AA II        Point in Time
Vantage           637412                     Scudder Gateway Advisor                       958          AA II        Point in Time
Vantage           637510                      Scudder Custom Annuity                      2842          AA II        Point in Time
Vantage           737410                         Fulcrum Annuity                           293          AA II        Point in Time

                                   SCHEDULE B
                              TRANSITION SERVICES*

1. CLIENT SETUP. ADMINISTRATOR and SDI shall work with CLIENT and AFC to develop any necessary enhancements with respect to the following:

              (a)    incoming and outgoing interfaces;
              (b)    operational reporting;
              (c)    interfaces to DST, NSCC and other business parties;
              (d)    web and IVR;
              (e)    commissions; ,
              (f)    printed output;
              (g)    pricing and trades;
              (h)    performance returns;
              (i)    accounts payable;
              (j)    billing and reconciliation;
              (k)    archive database; and
              (l)    data mart consulting;

2. CONVERSION. ADMINISTRATOR and SDI, in cooperation with CLIENT and AFC, shall evaluate, translate and transition the Contracts to their systems. Transition of the CLIENT Contracts will be completed in independent Conversion
Tracks:

              (a)    Variable Annuities I (I.E., AA I);
              (b)    Variable Annuities II (I.E., AA II); and
              (c)    Variable Universal Life.

              (See 3 AND 4. below regarding the transition of separate accounts, images and lockboxes.)

              ADMINISTRATOR will compare all Contracts being transitioned as per their systems VIS-A-VIS the systems in use by AFC prior to transition in respect of the following (as applicable):

              (a)    total account value;*
              (b)    value by fund;*
              (c)    units by fund;*
              (d)    death benefit amount;
              (e)    cash value;
              (f)    net amount at risk;
              (g)    fixed account deposit date;
              (h)    face amount;
              (i)    accumulative premium and withdrawals; and

----------
* Payment for Transition Services furnished pursuant to the Interim Transition Services Agreement shall be due and payable pursuant to the terms thereof.

                     (j)    additional items approved by all parties.

                     If the comparison in respect of the asterisked items reveals a difference less than or equal to the lesser of 0.5% or $10 (the "Tolerance"), ADMINISTRATOR shall automatically adjust the values on its systems to equal the values on AFC's systems. If the comparison in respect of any item reveals a difference greater than the Tolerance, ADMINISTRATOR shall promptly investigate the reason for the discrepancy. To the extent the reason is attributable to ADMINISTRATOR'S systems, ADMINISTRATOR shall correct its systems. If any remaining discrepancy is then less than the, Tolerance, ADMINISTRATOR shall proceed as set forth above. If any remaining discrepancy is greater than the Tolerance, ADMINISTRATOR shall inform CLIENT of the remaining discrepancy and obtain revised data and/or instructions from CLIENT on resolving the discrepancy.

                     ADMINISTRATOR and SDI shall validate the remainder of Contract information by reviewing an agreed upon sampling of the Contracts across all plan codes against agreed tolerance levels and resolve discrepancies.

3. SEPARATE ACCOUNTS. ADMINISTRATOR and SDI shall work, in cooperation with CLIENT and AFC, to transfer the following functions to ADMINISTRATOR and SDI systems:

                     (a)    daily pricing;
                     (b)    daily fund trading; and
                     (c)    performance returns.

                     The transfer of these functions will be coordinated and moved in conjunction with the latest scheduled Conversion Track.

4. IMAGE/LOCKBOX. ADMINISTRATOR and SDI shall work, in cooperation with CLIENT and AFC, to:

                     (a) evaluate the current image and lockbox systems used in connection with the Contracts and establish appropriate workflow processes on ADMINISTRATOR and SDI systems;
                     (b) work with AFC's information technology resources to transition existing electronic images to ADMINISTRATOR'S and SDI's systems; and
                     (c) identify required paper files and arrange for delivery of them to ADMINISTRATOR' and SDI' facilities.

The transfer of these functions and the transition of electronic images will be completed in phases, in conjunction with the associated Conversion Track.

                                   SCHEDULE C
                             ADMINISTRATION SERVICES

1.     PREMIUM AND LOAN REPAYMENTS.

              (a) ADMINISTRATOR shall bill and collect all premiums and loan repayments due under the Contracts, deposit them in an account established by CLIENT for such purposes (see SECTION 6.2 of the Master Agreement), return any unearned premiums or other premiums to be refunded, and reconcile amounts paid with returned billing statements or other remittance media.

              (b) ADMINISTRATOR shall update the Contract owner master records and all other records to reflect payments received and refunded.

              (c) Code Section 7702(a) testing and administration as agreed upon in the Master Agreement under Section 3.17

2.     NOTICES, PROXIES, STATEMENTS, CONFIRMATIONS, AND OTHER MAILINGS TO
       CUSTOMERS.

              (a) ADMINISTRATOR shall inform policyholders and assignees of any lapse in coverage under the Contracts, as well as furnish grace period notices indicating that a lapse may be forthcoming as required by the terms of the Contracts.

              (b) ADMINISTRATOR, either directly or through a vendor, will provide proxy processing for the underlying funds of the Contracts as required by the participation agreements between CLIENT and the underlying fund and in accordance with Applicable Law.

              (c) ADMINISTRATOR shall mail reports, statements, and confirmations to policyholders, insureds, claimants, and annuitants as required by the Contracts and Applicable Law and in accordance with the standard industry practices.

3.     POLICYHOLDER SERVICES.

              (a) ADMINISTRATOR shall maintain a toll free number call center located in the United States, with properly licensed staffing sufficient to handle inquiries on a prompt basis, to service policyholders, claimants, annuitants, beneficiaries, and insureds and their authorized agents and representatives in respect of the Contracts. The call center shall operate and be available between the hours of 7:30 a.m. and 5:00 p.m. Central Standard Time. Regarding the provision of services in respect of claims, see item 5 below. ADMINISTRATOR shall not furnish advice or suggestions, but rather only factual responses.

              (b) On and after the Service commencement date, ADMINISTRATOR shall maintain a web site that gives owners of Contracts full access to Contract data including daily account values and unit values as well as allows sub-account transfers and premium allocation changes, if and to the extent such owners had such access and functionality as of the date hereof. Such web site shall be designed, implemented and maintained in accordance with standards of the insurance industry for customer information access and on-line customer transactions, with such standards including firewalls and other protections assuring: (a) the security of the web site and of individual policyholder information and transactions, and (b) the privacy of and limited access to, the policyholder's account and account related information (or other personal or personally identifying information). The Web will be available 24 hours a day, 7 days a week, other than necessary maintenance periods.

              (c) On and after the Service commencement date, ADMINISTRATOR shall maintain an IVR that gives owners of Contracts access to a subset of Contract data including daily account values and unit values. Such IVR shall be designed, implemented and maintained in accordance with standards of the insurance industry for customer information access, with such standards including protections assuring: (a) the security of the IVR and of individual policyholder information, and (b) the privacy of and limited access to, the policyholder's account and account related information (or other personal or personally identifying information). The IVR will be available 24 hours a day, 7 days a week, other than necessary maintenance periods.

              (d) ADMINISTRATOR shall, in accordance with written underwriting and claims processing guidelines furnished by CLIENT, as applicable, provide general policyholder services with respect to the Contracts, including, but not limited to, the following, but excluding any such services if, or to the extent that, licensing as a broker-dealer is required to perform them:

                     (i) responding to inquiries, including inquiries regarding the scope and amounts of coverage or benefits provided under the Contracts;

                     (ii) supplying claimants, policyholders, annuitants, beneficiaries, and insureds with appropriate instructions and forms for reporting claims and for submitting relevant information;

                     (iii) processing and recording changes in the Contracts (including (A) changes of ownership, beneficiary, amount of insurance, and options under the Contracts, and (B) changes in name, address and other data related to the policyholders and insureds under the Contracts), reissuances, and all financial transactions (E.G., transfer requests from one subaccount to another), in all cases within time intervals necessary to meet SEC, NASD, and other applicable legal and regulatory requirements;

                     (iv)   processing policy loans and surrenders;

                     (v)    processing replacements and exchange requests;

                     (vi) responding to inquires received (whether by telephone, electronic transmission, facsimile, mail or otherwise) from insureds, policyholders, beneficiaries and annuitants or their authorized agents or representatives in accordance with the Applicable Law and industry standards (including adjustments incident to changes in Applicable Law or industry standards); and

                     (vii) processing any required or permitted changes, as and when communicated to ADMINISTRATOR by CLIENT, in non-guaranteed elements (E.G. costs of insurance and crediting rates on the Contracts) and satisfying all related notice requirements in connection with such required or permitted changes;

              (e) ADMINISTRATOR shall calculate and assess (on a daily basis) the mortality and expense risk charges and administrative charges, and (on a monthly basis) cost of insurance, in accordance with the provisions of the Contracts, and, insofar as not inconsistent with the terms thereof, the prospectus and the statement of additional information disclosure.

              (f) ADMINISTRATOR shall obtain (on a daily basis) the net asset value ("NAV") of each fund that serves as an investment option for the Contracts and, provided the underlying fund timely furnishes its NAV, compute the accumulation unit value of each subaccount of the separate accounts of the Contracts in accordance with the provisions of the Contracts, the prospectus and the statement of additional information disclosure on any day when such calculation is required by the Investment Company Act of 1940.

              (g) ADMINISTRATOR shall calculate for CLIENT, in the manner required by SEC regulations, as instructed or agreed by CLIENT, the performance returns for the Contracts on a monthly, quarterly, and annual basis as required by SEC regulations.

              (h) ADMINISTRATOR shall prepare copies of contract data pages, inserts, or additions to Insurance Contracts as supplied by CLIENT and mail such items to policy holders or agents as appropriate.

4. UNDERWRITING AND REINSTATEMENTS. See SECTION 3.5 of the Master Agreement. ADMINISTRATOR is not required to agree to written underwriting guidelines that would necessitate registration or licensure of ADMINISTRATOR as anything other than a third party administrator; provided that if Applicable Law changes such that procedures to which ADMINISTRATOR has then previously agreed necessitate additional registration or licensure, ADMINISTRATOR shall comply with such additional registration or licensure requirements.

5. CLAIMS. See SECTION 3.6 of the Master Agreement ADMINISTRATOR is not required to agree to written claims processing guidelines that would necessitate registration or licensure of ADMINISTRATOR as anything other than a third party administrator; provided that if Applicable Law changes such that procedures to which ADMINISTRATOR has then previously agreed necessitate additional registration or licensure, ADMINISTRATOR shall comply with such additional registration or licensure requirements.

6.     TAXES.

              (a) Corrective Processing in the event of correction of transactions that occurred prior to the Service commencement date that affect tax activity, CLIENT shall determine whether an adjustment should be made to participant tax reporting information. Only corrections for those transactions that do not involve an adjustment to federal income tax ("FIT") and/or state income tax ("SIT") amounts will be made.

              (b) ADMINISTRATOR shall prepare, mail and retain copies of all Tax reporting related to the contracts required by Applicable Law, including, without limitation, 1099-R, 1099-INT, 1099MISC, and 5498 for policyholders and beneficiaries as required, and distribute the same to policyholders and beneficiaries and appropriate authorities.

7. AGENT COMPENSATION. ADMINISTRATOR shall, on behalf of CLIENT, make payments due from CLIENT to the broker/dealers of record for the Contracts as required by written agreements between CLIENT and/or one of its affiliates and such broker/dealers governing compensation paid in connection with the sale and/or servicing of the Contracts, which payments become due after the Service commencement date. In connection therewith, ADMINISTRATOR shall also give effect to any transferred debit balances and/or overpayments that are recoverable or deductible from current or future commission payments. ADMINISTRATOR shall assure compliance with all reasonable commission accounting or other standards.

8. CAREER AGENT AND BROKER/DEALER APPOINTMENT TRANSFER AND LICENSING. ADMINISTRATOR shall, on behalf of CLIENT, provide the following support for third party annuity and life broker/dealers and broker changes, in each case relating to the Contracts, including with respect to:

              (a)    broker transfers;

              (b)    business transfers;

              (c)    broker setup;

              (d)    broker/dealer setup;

              (e)    confirmation of licensing for broker/dealers;

              (f)    maintenance of career agent and broker/dealer records; and

              (g) career Agents - a data feed with required commissionable events will be provided to the agreed upon party.

9. ACCOUNTING AND REPORTING SERVICES. ADMINISTRATOR shall perform, with respect to the Contracts, all accounting and reporting of direct and ceded premiums and claims (and other policyholder disbursements, policy loans, commissions, premium tax payments and accruals). Such services shall include all accounting and reporting necessary to provide CLIENT with all required data needed for statutory ("SAP") and generally accepted accounting principles ("GAAP") financial statements and filings and state and federal income and premium tax reporting and filings. With respect to premium taxes, ADMINISTRATOR'S reporting' shall be broken out on a state-by-state basis and shall also be broken out between Life Insurance Contracts and Annuity Contracts.

              (a) After the end of each month ADMINISTRATOR shall furnish CLIENT with the following factual information in the format agreed to by both CLIENT and ADMINISTRATOR. ADMINISTRATOR will generate a control report and identify a contact to help resolve any transmission or balancing issues:

                     (i)    general ledger summary file;

                     (ii)   settlement report;

                     (iii)  non-ledger transactions;

                     (iv)   pending claim information;

                     (v) seriatim valuation contract file as needed to calculate actuarial reserves;

                     (vi) contract file information, as needed, to support reinsurance reporting;

                     (vii)  premium tax and guarantee fund filings; and

                     (viii) assistance with information required under an agreed upon format.

              (b) Quarterly, ADMINISTRATOR shall, in addition to the normal monthly reporting, furnish CLIENT with a Schedule D related to the Separate Account business, including Unit Value Assets information - within ten (10) Business Days following the last day of the applicable quarter.

              (c) Annually, ADMINISTRATOR shall in addition to the normal monthly and quarterly reporting furnish CLIENT with the following information necessary to complete the Annual Statement and state required quarterly and supplemental filings, including the following within fifteen (15) Business Days following the last day of the applicable reporting period:

                     (i) Exhibit of Life Insurance (Annual Statement Pages 31 and 32) and Exhibit of Numbers (Annual Statement Page 33);

                     (ii) Exhibit of Number of Contracts, Contracts, Certificates, Income Payable and Account Values In Force for Supplementary Contracts, Annuities, Accident & Health and Other Contracts;

                     (iii) Municipal Tax Detail (Town and County detail for states requiring municipal taxes); and

                     (iv)   Applicable note information.

              (d) Annually, at an agreed time, ADMINISTRATOR shall have a SAS 70 report prepared for CLIENT by an external audit firm and include GS to have ability to review testing and conduct tests.

10. COMPLIANCE SERVICES. ADMINISTRATOR shall provide CLIENT with the following compliance services:

              (a) provide, upon request, information regarding the Contracts for market conduct examinations, analysis and state survey activities and work with CLIENT to resolve problems and take corrective action with regard to such matters;

              (b) provide information to CLIENT related to the Contracts as reasonably necessary for CLIENT to prepare filings with the SEC and NASD (including, without limitation, compilation of information, if any, related to the Contracts that would be reflected in any post-effective amendment to a registration statement for a Contract, Form 24F-2, Form N-SAR, quarterly FOCUS II/IIA reports, or annual FOCUS schedule 1);

              (c) make special mailings, including, among other things, the periodic mailing of privacy notices to owners and insureds/annuitants, as requested and in the form supplied by CLIENT;

              (d) promptly forward to CLIENT's compliance team any written communication, and any tape recording of any oral communication, received or made by ADMINISTRATOR primarily expressing a complaint against CLIENT, ADMINISTRATOR or SDI with respect to a Contract, or otherwise requiring that CLIENT, rather than ADMINISTRATOR on its behalf, respond to such communication because a response by ADMINISTRATOR or SDI is outside the scope of the services to be provided by them, and information in ADMINISTRATOR'S or SDI's possession relevant to the fashioning of a response; provided that ADMINISTRATOR shall not be obligated to draft, recommend or provide advice regarding responses to complaints;

              (e) cooperate and make its personnel available to assist CLIENT in the event a complaint shall involve performance of the Administration Services or the Brokerage Services;

              (f) provide compliance services required by OFAC and anti-money "laundering" procedures, including but not limited to those adopted under the U.S.A. Patriot Act, in respect of performance of the Administration Services;

              (g) assist (excluding the provision of advice) CLIENT in connection with responding to inquiries relating to the Contracts from the SEC, NASD, NAIC or the insurance or securities departments of the various states in which the policyholders are located; and

              (h) cooperate with CLIENT's efforts to facilitate fraud detection and investigation that relate to the Contracts and in accordance with CLIENT's anti-fraud plan and procedures.

       ADMINISTRATOR's Service Manager in respect of CLIENT shall serve as the front person for purposes of communications by or to CLIENT related to complaints, regulatory and compliance matters, and any third party litigation related to the Contracts, the Administration Services, or the Brokerage Services; provided that such service shall not preclude the Service Manager from having other employees of ADMINISTRATOR or SDI assist with respect to such communications or in particular cases or with respect to particular matters, communicating information to CLIENT or receiving information from CLIENT on his or her behalf.

                                   SCHEDULE D
                               BROKERAGE SERVICES

       1. Aggregating and netting customer orders forwarded by ADMINISTRATOR to SDI for the purchase and sale of shares of the mutual funds which serve as the underlying investment of the Contracts (each a "Fund");

       2.     As determined by CLIENT, submitting net orders to (a) CLIENT or
(b) the Funds, or their respective agents; provided CLIENT has arranged for the Funds to accept such orders from SDI on behalf of CLIENT;

       3. As determined by CLIENT, (a) instructing CLIENT on funding of disbursement accounts as necessary to make trade settlement payments and effecting such payments from such CLIENT disbursement accounts or (b) forwarding wire transfer instructions to CLIENT in order to settle Fund trades; and

       4. Assisting ADMINISTRATOR in the daily reconciliation of CLIENT and Contract owner records to the overall positions with the Funds.

                                   SCHEDULE E
                            SERVICE LEVEL AGREEMENTS

 A.    GENERAL

              TASK                                 PERFORMANCE STANDARD
--------------------------------------------------------------------------------
Mailing Standards:

- Sending out requested forms             -  Mailed within 5 Business Days of
                                             request

- Sending out Policyholder Annual         -  As required by Applicable Law
  Reports

- Commission Checks                       - Mailed within 5 Business Days of
                                            production

- Confirmation statements and checks      - Mailed within 5 Business Days
                                            following related financial
                                            transaction

- Statements of Account                   - Mailed by the 30th day after the end
                                            of the quarter or year to which the
                                            statements relate
Phone Standards:

- Answer time                             - 65% of calls answered within 60
                                            seconds
                                          - hours of operation from 7:30 am to
                                            5:00 pm CST.
Processing Standards:

- Average tune to process non-financial   - Five (5) Business Days from receipt of
  change requests such as address,          request
  beneficiary, and payment mode

- Average tune to process financial       - Same Business Day if received, in good
  change requests such as transfers,        order, prior to the close of regular
  withdrawals, and automatic rebalancing    trading hours on the New York Stock
                                            Exchange (normally 4:00 p.m. EST).
                                            Next Business Day if received after
                                            New York Stock Exchange close

Processing Policy Claims                  - In accordance with agreed Claims
                                            Guidelines (see Section 3.6 of Master
                                            Agreement)

Web Service                               - 24-7 web access will be provided 99.5%
                                            of the time measured over the trailing
                                            12 months (or the life of the Work
                                            Assignment if then less 12 months),
                                            except as required for scheduled
                                            maintenance or due to circumstances
                                            outside the Administrators control


IVR service                               - 24-7 IRV access will be provided 99.5%
                                            of the time measured over the trailing
                                            12 months (or the life of the Work
                                            Assignment if then less 12 months),
                                            except as required for scheduled
                                            maintenance or due to circumstances
                                            outside the Administrators control

Trading Standards                         - Orders from policyholders to GSAM
                                            trust to be transmitted by 10:00 a.m.
                                            (CST).

                                          - Payments to GSAM (provided sufficient
                                            funds in appropriate disbursement
                                            account) to be transmitted by 12:00
                                            p.m. (CST)

Compliance Standards:

- Regulatory Complaint from Regulator     - Copy of complaint to CLIENT within 2
                                            Business Days

- Producer Incident                       - Copy of incident to CLIENT within 2
                                            Business Days

- Copies of correspondence and voice      - Submitted to CLIENT within 15 Business
  recordings relevant to customer           Days of Service Provider receipt,
  complaints                                unless additional time has been
                                            requested

       * Performance against these standards shall be measured monthly and reported by ADMINISTRATOR to CLIENT within ten (10) Business Days following the end of each month.

       ** Neither Contracts in Service for less than two full calendar months following transition to ADMINISTRATOR and SDI for administration nor Contracts in respect of which records are incomplete need be (but they may be) considered by ADMINISTRATOR for purposes of determining and reporting on performance relative to such Service Level Agreements. The procedures for processing Contracts in respect of which records are incomplete will be handled as exception processing.

       *** ADMINISTRATOR shall not be considered to have failed to satisfy such Service Level Agreements if such failure is the result of extraordinary events, such as events OF FORCE MAJEURE, a material ratings downgrade of CLIENT, or publication of an article that CLIENT is near insolvency; CLIENT understands and acknowledges that such Service Level Agreements are intended only as measures of commercially reasonable performance under anticipated ordinary business conditions.

       **** ADMINISTRATOR shall not be held responsible for failure to meet such Service Level Agreements due to material production backlogs on Service commencement dates.

       ***** ADMINISTRATOR and CLIENT agree to discuss in good faith any service level change order request hereafter made by CLIENT in the event the levels of service actually being furnished by ADMINISTRATOR are not, overall, comparable or better relative to what had been furnished by CLIENT and FAFLIC to their customers prior to GS GROUP's acquisition of CLIENT.

B.     BROKERAGE SERVICE LEVEL AGREEMENTS

       Orders for the purchase and sale of the Funds shall be effected in compliance, in all material respects, with the terms of the applicable participation agreement between the Fund (and/or its agents) and CLIENT, provided, however, that (a) CLIENT has furnished SDI with copies of all applicable participation agreements and (b) the agreement of the Funds (and/or, as required, the NSCC, in the case of NSCC-traded Funds) to allow SDI to initiate trades on behalf of CLIENT has been obtained by CLIENT.

C.     SIGNIFICANT AND CHRONIC

       Service Level Agreement performance failures shall be regarded as "significant" if performance is worse than as specified below:

              TASK                                 PERFORMANCE STANDARDS
--------------------------------------------------------------------------------
Mailing Standards:
- Sending out requested forms             - Mailed within 10 Business Days of
                                            request

- Sending out Policyholder Annual         - Mailed within 15 Business Days of
  Reports                                   production

- Commission Checks                       - Mailed within 15 Business Days of
                                            production

- Confirmation statements and checks      - Mailed within 15 Business Days of
                                            production

- Statements of Account                   - Mailed by the 45th day after the end
                                            of the quarter or year to which the
                                            statements relate

Phone Standards:
- Answer time                             - 60% of calls answered within 120
                                            seconds

Processing Standards:
- Average time to process non-financial   - Twenty (20) Business Days from receipt
  change requests such as address,          of request
  beneficiary, and payment mode

- Average time to process financial       - Within 5 business days if received, in
  change requests such as transfers,        good order, prior to the close of
  withdrawals, and automatic rebalancing    regular trading hours on the New York
                                            Stock Exchange (normally 4:00 p.m.
                                            EST).

Web Service                               - 24-7 web access will be provided 90%
                                            of the time measured over the trailing
                                            12 months (or the life of the Work
                                            Assignment if then less 12 months),
                                            except as required for scheduled
                                            maintenance or due to circumstances
                                            outside the Administrators control

IVR service                               - 24-7 IRV access will be provided 90%
                                            of the time measured over the trailing
                                            12 months (or the life of the Work
                                            Assignment if then less 12 months),
                                            except as required for scheduled
                                            maintenance or due to circumstances
                                            outside the Administrators control

Compliance Standards:
- Regulatory Complaint from Regulator     - Copy of complaint to CLIENT within 10
                                            Business Days

- Producer Incident                       - Copy of incident to CLIENT within 10
                                            Business Days

- Copies of correspondence and voice      - Submitted to CLIENT within 30 Business
  recordings relevant to customer           Days of Service Provider receipt,
  complaints                                unless additional time has been
                                            requested

       Significant performance failures that occur in four consecutive months, or that occur in any eight months out of any twelve-month period, shall be regarded as "chronic".

                                   SCHEDULE F
                          CONTRACT ADMINISTRATION FEES

                                                 LAPSED, TERMINATED
              ACTIVE VUL    ACTIVE ANNUITY          OR OTHERWISE
  YEARS        CONTRACTS      CONTRACTS        NOT-IN-FORCE CONTRACTS
---------------------------------------------------------------------
1-10        $ 3.625/month    $ 3.50/month         $ 0.167/month

                                   SCHEDULE G
                                 STANDARD RATES

               2005 Time and Materials Rates

               Senior Professional Staff

                   -   Attorneys, Executives                       $ 175
                   -   Project Manager                             $ 125

               Professional Staff

                   -   Actuaries                                   $ 125
                   -   Senior Programmer Analyst,
                       Senior Business Analyst                     $ 110
                   -   Financial Accountant                        $  95
                   -   Programmer Analyst,
                       Business Analyst                            $  90
                   -   Paralegal, Compliance                       $  80

               Service Center Personnel

                   -   domestic                                    $  50
                   -   offshore                                    $  20

         The foregoing charges shall be invoiced in arrears and due on the same terms as invoices for fees due pursuant to Section IX.B of the Assignment.

                                       G-1